UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2015

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02 (c), (e)

Appointment of Michael S. Bartusek as Vice President and Chief Financial Officer

On July 17, 2015, PAR Technology Corporation (the “Company”) appointed Michael S. Bartusek to serve as Vice President and Chief Financial Officer of the Company. Mr. Bartusek joined the Company on July 20.

Mr. Bartusek, age 46, has over 24 years of extensive financial management and diverse business experience. Mr. Bartusek formerly served as the Chief Financial Officer and Corporate Treasurer at Sutherland Global Services, Inc. (“SGS”) a $900M business process outsourcer, from 2007 to October 2014, where he provided financial leadership across 15 countries and established a global finance shared services operation. At SGS, Mr. Bartusek was responsible for overseeing and transforming financial operations, as well as handling strategic acquisitions. Prior to SGS, Mr. Bartusek was Director of Finance for the North American operations at XEROX Global Services, Inc. from 2004 to 2007. Prior to joining XEROX Global Services, Mr. Bartusek held various financial positions at GE Capital and was a Senior Manager at PricewaterhouseCoopers LLP where he gained experience in the assurance and business advisory group working with large public companies as well as emerging technology organizations. Mr. Bartusek graduated from Edinboro University with a B.S. in Business Administration, is a Certified Public Accountant, and holds a Green Belt Six Sigma certification.

Mr. Bartusek will be compensated at an annual base salary of $240,000 and will participate in the Company’s Annual Incentive Compensation Plan (“AICP”) at the rate of 20% of his earned annual base salary based upon the Company’s performance against its Annual Operating Plan. The amount earned by Mr. Bartusek under the AICP will be pro-rated based on Mr. Bartusek’s hire date for 2015.

Mr. Bartusek’s benefits include participation in the Company’s Retirement Plan and insurance benefits, as well as reimbursement for reasonable relocation and living expenses. Mr. Bartusek will be granted a non-qualified stock option to purchase up to 60,000 shares of the Company’s common stock (“Option Shares”) in accordance with the Company’s 2005 Equity Incentive Plan at the next scheduled date for option grants of the Company’s Board of Directors. Vesting of the Option Shares will occur at the rate of 25% each year on the anniversary date of his appointment, with all Option Shares being vested on July 20, 2019.

In the event of termination by the Company without cause prior to July 20, 2017, Mr. Bartusek would be entitled to six (6) months’ severance. This payment would be subject to and conditioned upon execution of the Company’s standard general release of claims.

The Company’s press release announcing Mr. Bartusek’s appointment is included as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	PAR Technology Corporation Press Release dated July 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: July 23, 2015	/s/Matthew J. Trinkaus
Matthew J. Trinkaus
Chief Accounting Officer & Corporate Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	PAR Technology Corporation Press Release dated July 23, 2015.